Exhibit 99.1

Marvel will host a webcast today for all investors at 9:00 a.m. ET available at:
www.Marvel.com/webcasts or www.earnings.com
MARVEL REPORTS Q1 EPS OF $0.57 REFLECTING
STRENGTH IN LICENSING SEGMENT AND BENEFIT OF
IRON MAN AND THE INCREDIBLE HULK FEATURE FILMS
Raises Low End of Full Year EPS Guidance for New Range of $1.10 — $1.35
New York, New York — May 5, 2009 — Marvel Entertainment, Inc. (NYSE: MVL), a global character-based entertainment and licensing company celebrating the 70TH anniversary of its founding in 1939, today reported operating results for its first quarter ended March 31, 2009. Marvel also today raised the low end of its financial guidance for 2009, reflecting a stronger than expected first quarter performance in its licensing and film production segments and a decline in the anticipated full year tax rate.
For Q1 2009, Marvel reported net sales of $197.0 million and net income of $44.5 million, or $0.57 per diluted share, compared to net sales of $112.6 million and net income of $45.2 million, or $0.58 per diluted share, in Q1 2008. The year-over-year increase in net sales is principally the result of $90.4 million in film production segment revenues associated with The Incredible Hulk and Iron Man feature films released in Q2 2008 and also reflects a stronger than anticipated licensing contribution in Q1 2009. Q1 2008 benefited from $19 million in settlement payments from two licensees.
Marvel Entertainment, Inc.
Segment Net Sales and Operating Income (Unaudited)
(in millions)

		Three Months
		Ended March 31,
		2009	2008
Licensing:	Net Sales	$80.8	$84.6
	Operating Income	58.9	85.4
Publishing:	Net Sales	25.8	26.5
	Operating Income	7.0	9.9
Film Production:	Net Sales	90.4	—
	Operating Income (Loss)	15.5	(2.0)
All Other :	Net Sales	—	1.5
	Operating Loss	(7.8)	(5.8)

TOTAL NET SALES		$197.0	$112.6

TOTAL OPERATING INCOME		$73.6	$87.5

Marvel’s Chairman, Morton Handel, commented, “Strong Q1 results in our licensing and film production segments reflect the power of our corporate and character brands and solid demand for Marvel-branded consumer products and the home video versions of our Iron Man and The Incredible Hulk feature films.
“Further evidence of the broad appeal of our characters is reflected in the recent success of two new Marvel character entertainment projects. This past weekend, Twentieth Century Fox’s X-Men Origins: Wolverine generated approximately $158 million in worldwide box office receipts including an estimated $85 million in domestic box office, the largest domestic opening weekend of 2009 to date. In addition, our new animated television project, Iron Man Armored Adventures, recently debuted as the most watched series premiere ever on Nicktoons. The debut of Iron Man Armored Adventures marks the third Marvel character animated series currently airing on domestic television. This tremendous launch demonstrates the popularity of the Iron Man brand which will be further developed by the release of Iron Man 2 in 2010. Our Marvel Studios division recently commenced principal photography on this project which will be supported by a comprehensive global marketing, promotional and merchandising campaign. While contributions to Marvel from X-Men Origins: Wolverine and our animated projects are relatively modest, their strategic value lies in the brand recognition they create with a growing global fan base, providing a foundation to further develop these and other brands in the future.”

Marvel Entertainment Q1 2009 Results, 5/5/09	page 2 of 8
First Quarter Segment Review:
•	Q1 ’09 Licensing Segment net sales of $80.8 million were higher than anticipated primarily reflecting strength in interactive games and royalties from better than anticipated worldwide licensee sales. As anticipated, Licensing Segment net sales declined versus Q1 ‘08 reflecting a $24.5 million decrease in sales from the Spider-Man feature film merchandising joint venture with Sony as well as lower Marvel Studios entertainment licensing revenue than in the year-ago period. These declines were substantially offset by higher contributions from Domestic and International Consumer Products which in aggregate rose by $30.3 million compared to the prior year period. Licensing Segment operating income was $58.9 million in Q1 2009 with an operating margin of 73%. Q1 2008 Licensing Segment operating income and operating margin benefited from $19 million in settlement payments from two licensees in connection with the termination of their respective interactive license agreements that were recorded as other income.
Marvel Entertainment, Inc.
Licensing Sales by Division (Unaudited)
(in millions)

	Three Months Ended
	3/31/09	3/31/08
Domestic Consumer Products (1)	$49.4	$25.7
International Consumer Products	21.6	15.0
Spider-Man L.P. (Domestic and International)	5.2	29.7
Marvel Studios	4.6	14.2
Total Licensing Segment	$80.8	$84.6

(1)	Domestic Consumer Products includes substantially all of Marvel’s global interactive licensing business.
•	As anticipated, our Publishing Segment net sales decreased by $0.7 million to $25.8 million in Q1 2009 from $26.5 million in Q1 2008, principally reflecting lower levels of advertising revenue, offset in part by a modest improvement in the Mass Market channel and higher average selling prices initiated in Q4 2008. Marvel’s major publishing events for 2009 will take place in the second half of the year. Operating income declined by 29% on a year-over-year basis to $7.0 million in Q1 2009, reflecting $1.0 million in investments made in Marvel’s digital media initiatives as well as the reduction in advertising sales. As a result, the Publishing Segment operating margin was 27% in Q1 2009 versus 37% in Q1 2008. Marvel continues to target Publishing Segment margins in the range of 31%-35% for the full year 2009.
•	The Film Production Segment recorded sales of $90.4 million in Q1 2009, roughly two-thirds of which related to revenue from sales of The Incredible Hulk DVD released October 21, 2008. The balance of the revenues are principally related to sales of the Iron Man DVD. Against these revenues, we amortized capitalized film production expenses of $71.0 million (based on Marvel’s estimate of each film’s expected “ultimate” performance), contributing $15.5 million to operating income. Marvel had no film production revenue and a $2.0 million operating loss in Q1 2008, primarily reflecting non-capitalized film-production expenses.
•	Under the category All Other, we had operating losses of $7.8 million and $5.8 million in Q1 2009 and Q1 2008, respectively. All Other in Q1 2009 included no revenue or operating income compared to $1.5 million in revenue and $0.7 million in operating income in Q1 2008 related to our in-house toy operations which have been terminated. Corporate overhead in Q1 2009 and 2008 was $7.8 million and $6.5 million, respectively.

Marvel Entertainment Q1 2009 Results, 5/5/09	page 3 of 8
Balance Sheet and Cash Use Update:
As of March 31, 2009, Marvel had cash and cash equivalents of $83.3 million, restricted cash of $131.3 million and no outstanding borrowings under its $100 million line of credit with HSBC Bank. Aggregate outstanding film-related borrowings declined to $61.9 million at March 31, 2009, from $213.0 million at December 31, 2008, reflecting the repayment of film slate facility debt using Q1 2009 cash receipts primarily related to The Incredible Hulk and Iron Man DVD sales in Q4 2008 and Q1 2009. During Q1 2009, the Company repurchased 694,235 shares of its common stock for a total of approximately $16.4 million ($23.63 per share). The Company has $111.3 million remaining under its share repurchase authorization.
Marvel Studios Entertainment Pipeline
(scheduled release dates are subject to change)

Feature Films	Scheduled release date

Iron Man 2	May 7, 2010

Thor	May 20, 2011

The First Avenger: Captain America	July 22, 2011

The Avengers	May 4, 2012

Animated TV Series	Status

Super Hero Squad	26, 30-minute episodes in production; scheduled for Q3 2009 release on Cartoon Network

The Avengers: Earth’s Mightiest Heroes	26, 30-minute episodes in production; scheduled for Q3 2011 release
Marvel Licensed Entertainment Pipeline
(scheduled release dates are subject to change)

Feature Films	Scheduled Release Date

X-Men Origins: Wolverine	Released May 1, 2009

Spider-Man 4	May 6, 2011

Animated TV Series	Status

Black Panther	8, 30-minute episodes in production; scheduled for Q2 2009 release on BET

Fantastic Four: World’s Greatest Heroes	26, 30-minute episodes airing internationally and on Marvel.com and Marvelkids.com

Iron Man: Armored Adventures	Currently airing in the U.S. on Nicktoons and on various networks internationally

Spectacular Spider-Man	Currently airing on Disney XD in the U.S. and on various networks internationally

Wolverine and the X-Men	52, 30-minute episodes. Episodes 1-26 are currently airing on Nicktoons in the U.S. and are on air internationally. Episodes 27-52 are currently in pre-production

Licensed Broadway Musical	Status

Spider-Man, Turn off the Dark, Julie Taymor director; music & lyrics by U2’s Bono and The Edge	Scheduled for February 18, 2010 opening

Marvel Entertainment Q1 2009 Results, 5/5/09	page 4 of 8
Marvel Licensed Video Game Pipeline
(scheduled release dates are subject to change)

Game / Publisher	Status

X-Men Origins: Wolverine / Activision	Released May 1, 2009

The Punisher: No Mercy / Zen	Scheduled for May 2009 release

Marvel vs. Capcom 2 / Capcom	Scheduled for June 29, 2009 release

Marvel Ultimate Alliance 2 / Activision	Scheduled for September 2009 release

Marvel Super Hero Squad / THQ	Scheduled for October 2009 release

Iron Man 2 / Sega	Scheduled for April 2010 release
2009 Financial Guidance:
Marvel today revised its 2009 financial guidance to reflect a stronger than anticipated Q1 2009 operating performance and a decline in its anticipated full year tax rate. Marvel has raised the low end and high end of its net sales guidance and the low end of its net income and diluted EPS guidance ranges to $450 — $485 million, $86 million and $1.10, respectively.
Marvel Entertainment — Financial Guidance

	Updated 2009	Previous 2009	2008
(in millions, except per-share amounts)	Guidance	Guidance (1)	Actual
Net sales	$450 – $485	$415 – $460	$676
Net income	$86 – $105	$80 – $105	$206
Diluted EPS	$1.10 – $1.35	$1.00 – $1.35	$2.61

(1)	As provided on November 4, 2008 and reiterated on February 24, 2009.
Primary Assumptions for 2009 Financial Guidance:
•	The Licensing segment is expected to contribute net sales of approximately $200 million - $215 million in 2009 with an operating margin of approximately 66 — 70%.
•	The Film Production segment is expected to contribute revenues of approximately $135 million — $145 million in 2009 and to generate an operating margin of approximately 12% — 18%.
•	The Publishing segment is expected to contribute net sales of approximately $115 million - $125 million in 2009, with an operating margin of approximately 31% — 35%, reflecting approximately $6 million in ongoing investments in digital media initiatives.
•	Corporate overhead is expected to approximate $34 million in 2009.
•	Marvel anticipates a 2009 effective tax rate of 37.5%.
•	Marvel’s guidance is based on 78.2 million diluted shares for 2009 and does not reflect any future share repurchase activity.
Marvel cautions investors that variations in the timing of licenses and entertainment events, the timing of their revenue recognition, and their level of success result in variations and uncertainty in forecasting Marvel’s financial results. These factors could have a material impact on year-over-year annual and sequential quarterly results comparisons as well as on Marvel’s ability to achieve its financial guidance.
About Marvel Entertainment, Inc.
Marvel Entertainment, Inc. is one of the world’s most prominent character-based entertainment companies, built on a proven library of over 5,000 characters featured in a variety of media over seventy years. Marvel utilizes its character franchises in licensing, entertainment (via Marvel Studios and Marvel Animation) and publishing (via Marvel Comics). Marvel’s strategy is to leverage its franchises in a growing array of opportunities around the world, including feature films, consumer products, toys, video games, animated television, direct-to-DVD and online. For more information visit www.marvel.com.

Marvel Entertainment Q1 2009 Results, 5/5/09	page 5 of 8
Except for any historical information that they contain, the statements in this news release regarding Marvel’s plans are forward-looking statements that are subject to certain risks and uncertainties, including exposure to the current economic recession, exposure to tightening credit markets, financial difficulties of Marvel’s licensees, a decrease in the level of media exposure or popularity of Marvel’s characters, changing consumer preferences, delays and cancellations of movies and television productions based on Marvel characters, Marvel’s dependence on a single distributor to the direct comic-book market, and concentration of Marvel’s toy licensing with one licensee.
In addition, the following factors, among others, could cause the financial performance of Marvel’s film production operations to differ materially from that expressed in any forward-looking statements: (i) Marvel Studios’ potential inability to attract and retain creative talent, (ii) key film talent’s potentially becoming incapacitated or suffering reputational damage, (iii) the potential lack of popularity of Marvel’s films, (iv) the expense associated with producing films, (v) union activity or other events which could interrupt film production, including strikes by Hollywood writers, directors and actors, (vi) changes or disruptions in the way films are distributed, including a decline in the DVD market, (vii) piracy of films and related products, (viii) Marvel Studios’ dependence on a single distributor for each self-produced film, (ix) Marvel’s dependence on its film distributors for information related to the accounting of film-production activities, (x) Marvel’s potential inability to meet the conditions imposed by lenders for the funding of individual films, (xi) Marvel’s potential inability to obtain financing to make more than four films if an interim asset test related to the economic performance of the film slate is not satisfied, (xii) cash flows from our films potentially being insufficient to pay our film facility interest costs and (xiii) a possible default by the lending banks in our film facility.
These and other risks and uncertainties are described in Marvel’s filings with the Securities and Exchange Commission, including Marvel’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Marvel assumes no obligation to publicly update or revise any forward-looking statements.
For further information contact:

Rob Steffens — SVP Financial Analysis	David Collins, Richard Land
Marvel Entertainment, Inc.	Jaffoni & Collins
(212) 576-4068	212/835-8500
rsteffens@marvel.com	mvl@jcir.com

Marvel Entertainment Q1 2009 Results, 5/5/09	page 6 of 8
MARVEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(unaudited)

	Three Months Ended
	March 31,
	2009	2008
	(in thousands, except per share data)
Net sales	$196,964	$112,567

Costs and expenses:
Cost of revenues (excluding depreciation expense)	84,020	12,467
Selling, general and administrative	39,171	31,519
Depreciation and amortization	273	375

Total costs and expenses	123,464	44,361
Other income , net	121	19,326

Operating income	73,621	87,532
Interest expense	3,654	3,086
Interest income	168	979

Income before income tax expense	70,135	85,425
Income tax expense	24,491	33,210

Net income	45,644	52,215
Noncontrolling interest in consolidated Joint Venture	1,163	6,984

Net income attributable to Marvel Entertainment, Inc.	$44,481	$45,231

Basic and diluted net earnings per share:
Net income attributable to Marvel Entertainment, Inc.	$44,481	$45,231

Weighted average shares outstanding:
Weighted average shares for basic earnings per share	78,287	77,423
Effect of dilutive stock options and restricted stock	371	803

Weighted average shares for diluted earnings per share	78,658	78,226

Earnings per share, attributable to Marvel Entertainment, Inc.:
Basic	$0.57	$0.58

Diluted	$0.57	$0.58

Comprehensive income:
Net income	$45,644	$52,215
Other comprehensive income , net of tax	94	145

Comprehensive income	45,738	52,360
Comprehensive income attributable to the noncontrolling interest in consolidated Joint Venture	(1,163)	(6,984)

Comprehensive income attributable to Marvel Entertainment, Inc.	$44,575	$45,376

Marvel Entertainment Q1 2009 Results, 5/5/09	page 7 of 8
MARVEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2009	2008
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$83,305	$105,335
Restricted cash	9,419	12,272
Short-term investments	—	32,975
Accounts receivable, net	73,874	144,487
Inventories, net	12,452	11,362
Income tax receivable	—	2,029
Deferred income taxes, net	32,436	34,072
Prepaid expenses and other current assets	5,814	5,135

Total current assets	217,300	347,667

Fixed assets, net	3,870	3,432
Film inventory	133,653	181,564
Goodwill	346,152	346,152
Accounts receivable, non-current portion	6,559	1,321
Income tax receivable, non-current portion	5,906	5,906
Deferred income taxes, net	18,963	13,032
Deferred financing costs	4,566	5,810
Restricted cash, non-current portion	121,835	31,375
Other assets	3,287	455

Total assets	$862,091	$936,714

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,588	$2,025
Accrued royalties	90,784	76,580
Accrued expenses and other current liabilities	31,481	40,635
Deferred revenue	57,635	81,335
Income tax payable	16,940	—
Film facility	61,901	204,800

Total current liabilities	260,329	405,375
Accrued royalties, non-current portion	715	10,499
Deferred revenue, non-current portion	104,156	48,939
Film facility, non-current portion	—	8,201
Income tax payable, non-current portion	64,347	59,267
Other liabilities	8,395	8,612

Total liabilities	437,942	540,893

Commitments and contingencies

Marvel Entertainment, Inc. stockholders’ equity:
Preferred stock, $.01 par value, 100,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 134,616,383 issued and 77,932,972 outstanding in 2009 and 134,397,258 issued and 78,408,082 outstanding in 2008	1,346	1,344
Additional paid-in capital	750,416	750,132
Retained earnings	599,606	555,125
Accumulated other comprehensive loss	(4,523)	(4,617)

Total Marvel Entertainment, Inc. stockholders’ equity before treasury stock	1,346,845	1,301,984
Treasury stock, at cost, 56,683,411 shares in 2009 and 55,989,176 shares in 2008	(921,700)	(905,293)

Total Marvel Entertainment, Inc. stockholders’ equity	425,145	396,691
Noncontrolling interest in consolidated Joint Venture	(996)	(870)

Total equity	424,149	395,821

Total liabilities and equity	$862,091	$936,714

Marvel Entertainment Q1 2009 Results, 5/5/09	page 8 of 8
MARVEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
	2009	2008
	(in thousands)
Cash flows from operating activities:
Net income	$45,644	$52,215
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	273	375
Amortization of film inventory	71,051	—
Amortization of deferred financing costs	1,244	1,245
Unrealized (gain) loss on interest rate cap and foreign currency forward contracts	(20)	198
Non-cash charge for stock-based compensation	1,576	1,571
Excess tax benefit from stock-based compensation	(622)	—
Loss on sale of equipment	—	5
Impairment of long term assets	99	—
Deferred income taxes	(3,949)	(4,057)
Changes in operating assets and liabilities:
Accounts receivable	65,375	9,156
Inventories	(1,090)	(661)
Prepaid expenses and other current assets	(679)	(1,771)
Film inventory	(23,140)	(38,505)
Other assets	(2,812)	56
Deferred revenue	31,517	5,408
Income taxes payable	24,257	35,569
Accounts payable, accrued expenses and other current liabilities	(7,351)	(13,262)
Net cash provided by operating activities	201,373	47,542

Cash flows from investing activities:
Purchases of fixed assets	(810)	(142)
Sales of short-term investments	32,983	4,031
Purchases of short-term investments	(8)	(44,869)
Funding of restricted cash	(87,607)	(2,365)
Net cash used in investing activities	(55,442)	(43,345)

Cash flows from financing activities:
Borrowings from film facilities	1,000	48,274
Repayments of film facility	(152,100)	—
Distributions to the noncontrolling interest in consolidated Joint Venture	(1,269)	(7,495)
Purchase of treasury stock	(16,407)	(9,945)
Exercise of stock options	161	156
Excess tax benefit from stock-based compensation	622	—
Net cash (used in) provided by financing activities	(167,993)	30,990

Effect of exchange rates on cash	32	207
Net (decrease) increase in cash and cash equivalents	(22,030)	35,394
Cash and cash equivalents, at beginning of period	105,335	30,153
Cash and cash equivalents, at end of period	$83,305	$65,547
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